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                                                                    EXHIBIT 99.1

      The Med-Design Corporation Announces First Quarter Financial Results
       COMPANY TO HOLD CONFERENCE CALL AT 4:30 P.M. EDT TUESDAY, MAY 10TH

VENTURA, CA (MAY 10, 2005) -The Med-Design Corporation (NASDAQ: MEDC), a leader in the design and development of safety needle products for medical use, announced financial results for the first quarter of 2005.

The net loss for the first quarter was $1,771,973 or $.11 per share, compared to a net loss of $1,435,934 or $0.09 per share for the corresponding period in 2004. Revenue for the quarter was $676,564, compared to revenue of $89,511 for the corresponding period in 2004. The increase in revenue for the quarter reflects an increase in royalty payments from licensed products and sales of the Safe-Step(R) Safety Huber Needle, which Med-Design acquired in April 2004.

Contributing to the net loss for the first quarter is the $658,000 write-off of the inventory and equipment related to the 1Shot(TM) Safety Dental Syringe. Med-Design has assessed the position of this product in the marketplace and its relationship with the exclusive distributor of the product, Sultan Chemists, and has determined to discontinue production of the product and exit the business.

Product costs for the first quarter, which consisted of direct and indirect costs related to Med-Design's contract manufactured products, primarily the Safe-Step(R) Safety Huber Needle, were $719,258 and included the amortization of the investment in acquired license products of approximately $125,000, a write-down of inventory for the 1Shot(TM) Safety Dental Syringe of $193,000 and inventory obsolescence charges of $30,000 resulting from a design change relating to the Safe-Step(R) Safety Huber Needle.

General and administrative expenses for the first quarter were $1,143,688, a decrease of $207,814 as compared to general and administrative expenses of $1,351,502 for the corresponding period in 2004. The decrease was primarily due to a reduction in legal expenses related to patents of approximately $33,000, travel related expenses of approximately $49,000 and stock based compensation of approximately $195,000, offset by an increase in business taxes of approximately $56,000.

Research and development expenses for the first quarter were $221,991, a decrease of $136,910 as compared to research and development expenses of $358,901 for the corresponding period in 2004. The decrease was primarily due to a reduction in expenditures for employee compensation.

Total cash, cash equivalents and available-for-sale securities as of March 31, 2005 was $12,636,143 as compared to $14,600,270 as of December 31, 2004. The decrease is primarily due to operating losses and the purchase of raw materials inventory related to the Safe-Step(R) Safety Huber Needle. Previously, Med-Design purchased only finished inventory from the supplier, but during the first quarter of 2005, the company decided to begin purchasing raw

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materials and provide them to the supplier because we believe this will ultimately reduce inventory costs and improve margins.

Company Outlook

David Dowsett, acting Chief Executive Officer of Med-Design, commented, "While we obviously are not satisfied with continued losses, we believe there have been some encouraging developments. The first quarter of 2005 is the fourth successive quarter of decreased expenses and increased revenues from sources other than minimum royalties. We continue to be excited about the performance of the Safe-Step(R) Safety Huber Needle, which exceedeD $500,000 in sales in the quarter, and the BD VacutainerTM Push Button Blood Collection Set, which we anticipate will show continued growth as BD fulfills previously announced plans to expand their manufacturing capacity. Additionally, by putting charges related to the discontinuation of the 1Shot(TM) Safety Dental Syringe behind us, and with our continued focus on reducing operating expenses, we anticipate improved financial performance over the balance of the year."

CONFERENCE CALL INFORMATION

Med-Design will host a conference call that will be broadcast simultaneously on the Internet to present and discuss first quarter financial results at 4:30 p.m. EDT (1:30 p.m. PDT) on Tuesday, May 10. Individuals wishing to view the Webcast can access the event at www.med-design.com.

Toll-free telephone lines have been set up to listen to the presentation and participate in a question and answer session.
     o    Call-in number: 800-638-4930
     o    Password: 88993870

A recorded version of the presentation can be accessed one hour after the conclusion of the call until May 24, 2005.
     o    Call-in number: 888-286-8010
     o    Password: 59136582

Forward Looking Statements

This release contains forward looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the revenues and profitability in 2005 associated with the Safe-Step(R) Safety Huber Needle, the BD Vacutainer(TM) Push Button Blood Collection Set and other BD products and reduction in 2005 of operating expenses. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements including lack of demand or low demand for our products or for safety products generally, production or other delays in the introduction of our products by BD, delays in introduction of our licensed products due to manufacturing difficulties or other factors, our inability to license or enter into joint venture or similar collaborative arrangements regarding our other products and other factors discussed in our filings with the Securities and Exchange Commission.

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For more information on Med-Design Corporation you may access the Med-Design
Corporation web site at www.med-design.com.

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                   THE MED-DESIGN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                March 31,      December 31,
                                                                                  2005             2004
                                                                              -------------    -------------
                                                                               (Unaudited)
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                $   2,007,913    $   3,964,388
     Available-for-sale securities                                               10,628,230       10,635,882
     Trade receivables                                                              483,016          386,979
     Inventory                                                                      441,861           39,250
     Prepaid expenses and other current assets                                       98,595          236,265
                                                                              -------------    -------------

          Total current assets                                                   13,659,615       15,262,764

     Property, plant, and equipment, net of accumulated depreciation
         of $1,401,182 and $1,573,875, respectively                                 235,091          714,477
     Patents, net of accumulated amortization of $1,099,391 and $1,046,700,
         respectively                                                             1,776,209        1,816,760
     Investment in acquired license rights                                        6,051,671        6,150,879
     Goodwill                                                                       232,053          232,053

                                                                              -------------    -------------
     Total assets                                                             $  24,176,933    $  21,954,639
                                                                              =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term payable
                                                                              $     250,000    $     250,000
     Accounts payable                                                               349,770          458,122
     Accrued compensation and benefits                                              111,296          111,912
     Accrued professional fees                                                      135,345          325,000
     Other accrued expenses                                                          17,623           68,742
                                                                              -------------    -------------

          Total current liabilities                                                 864,034        1,213,776
                                                                              -------------    -------------
     Long-term payable, less current maturities                                     464,852          456,342

Commitments and Contingencies (Note 4)

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value, 5,000,000 shares authorized;
        No shares outstanding at March 31, 2005 and December 31, 2004                    --               --
     Common stock, $.01 par value, 30,000,000 shares authorized;
          16,749,486 shares issued and outstanding at March 31, 2005 and
          December 31, 2004, respectively                                           167,495          167,495
     Additional paid-in capital                                                  71,954,814       71,917,610
     Accumulated deficit                                                        (51,213,051)     (49,441,079)
     Accumulated other comprehensive (loss) income                                 (283,505)        (137,211)
                                                                              -------------    -------------

Total stockholders' equity                                                       20,625,753       22,506,815
                                                                              -------------    -------------

Total liabilities and stockholders' equity                                    $  21,954,639    $  24,176,933
                                                                              =============    =============

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                   THE MED-DESIGN CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                        Three Months Ended March 31,
                                        ----------------------------
                                            2005            2004
                                        ------------    ------------
Revenue
  Product sales                         $    502,374    $      2,880
  Licensing revenue                          174,190          86,631
                                        ------------    ------------

Total Revenue                                676,564          89,511

  Product costs                              719,258           2,729
  General and administrative               1,143,688       1,351,502
  Research and development                   221,991         358,901
                                        ------------    ------------
  Total operating expenses                 2,084,937       1,713,132

  Loss from operations                    (1,408,373)     (1,623,621)
  Interest expense                            (8,510)            (36)
  Investment income                          130,261         193,352
  Realized gain (loss) on investments        (20,953)         (5,629)
  Write-off of fixed assets                 (464,398)             --
                                        ------------    ------------

Net loss                                $ (1,771,973)   $ (1,435,934)
                                        ============    ============

Basic and diluted loss per
  common share                          $      (0.11)   $      (0.09)

Basic and diluted weighted average
  common shares outstanding               16,749,486      16,604,217